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                                                                     EXHIBIT 4.1

                           CERTIFICATE OF AMENDMENT OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                       NATIONAL SEMICONDUCTOR CORPORATION


          NATIONAL SEMICONDUCTOR CORPORATION (the "Company"), a corporation organized and existing under and by virtue of General Corporation Law of the State of Delaware, does hereby certify:

          FIRST: That at a Special Meeting of the Board of Directors of the Company on June 22, 2000, a resolution was duly adopted setting forth a proposed Amendment to the Certificate of Incorporation of the Company, declaring said Amendment to be advisable and directing that the Amendment be submitted for the approval of the Stockholders of the Company at the Annual Meeting to be held September 22, 2000. Said resolution proposed that Article FOURTH of the Certificate of Incorporation be amended to read in full as follows:

          FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is Eight Hundred and Fifty One Million (851,000,000), consisting of One Million (1,000,000) shares of preferred stock, par value of Fifty Cents ($.50) each (hereinafter called the Preferred Stock) and Eight Hundred Fifty Million (850,000,000) shares of common stock of par value of Fifty Cents ($.50) each (hereinafter called the Common Stock).

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          The designations and the powers, preferences and rights, and the qualification, limitations or restrictions thereof, of each class of stock of the Corporation which are fixed by this Certificate of Incorporation, and the express grant of authority to the Board of Directors to fix by resolution or resolutions the designations, and the powers, preferences and rights, and the qualifications, limitations or restrictions thereof, of the Preferred Stock which are not fixed by this Certificate of Incorporation, are as follows:

           A.        PREFERRED STOCK


          (1) Shares of Preferred Stock may be issued from time to time in one or more series, each such series to have such distinctive designation as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the initial issuance of shares of such series, and authority is expressly vested in the Board of Directors, by such resolution or resolutions providing for the initial issuance of shares of each series:

                    (a) To fix the distinctive designation of such series and the number of shares which shall constitute such series, which number may be increased or decreased (but not below the number of shares thereof then outstanding) from time to time by actions of the Board of Directors;

                    (b) To fix (i) the dividend rate of such series, (ii) any limitation, restrictions or conditions on the payment of dividends, including whether dividends shall be cumulative and, if so, from which date or dates, (iii) the relative rights of priority, if any, of payment of dividends on shares of that series and (iv) the form of dividends, which shall be payable either (A) in cash only, or (B) in stock only, or (C) partly in cash and partly in stock, or (D) in stock or, at the option of the holder, in cash (and in such case to prescribe the terms and conditions of exercising such option), and to make provision in case of dividends payable in stock for adjustments of the dividend rate in such events as the Board of Directors shall determine;


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                    (c) To fix the price or prices at which, and the terms and conditions on which, the shares of such series may be redeemed by the Company;

                    (d) To fix the amount or amounts payable upon the shares of such series in the event of any liquidation, dissolution or winding up of the Company and the relative rights of priority, if any, of payment upon shares of such series;

                    (e) To determine whether or not the shares of such series shall be entitled to the benefit of a sinking fund to be applied to the purchase or redemption of such series and, if so entitled, the amount of such fund and the manner of its application;

                    (f) To determine whether or not the shares of such series shall be made convertible into, or exchangeable for, shares of any other class or classes of stock of the Corporation or shares of any other series of Preferred Stock, and, if made so convertible or exchangeable, the conversion price or prices, or the rate or rates of exchange, and the adjustments thereof, if any, at which such conversion or exchange may be made, and any other terms and conditions of such conversion or exchange;

                    (g) To determine whether or not the shares of such series shall have any voting powers and, if voting powers are so granted, the extent of such voting powers, provided that the number of authorized share of Common Stock may be increased or decreased by the affirmative vote of the holders of a majority of the Common Stock, voting as a class, and such increase or decrease shall not require any actions by holders of shares of Preferred Stock. Except as otherwise provided by statute or by a determination by the Board of Directors, the holders of shares of Preferred Stock, as such holders, shall not have any right to vote in the election of directors or for any other purpose; and such holders shall not be entitled to notice of any meeting of stockholders at which they are not entitled to vote;

                    (h) To determine whether or not the issue of any additional shares of such series or of any other series in addition to such series shall be subject to restrictions in addition to the restrictions, if any, on the issue of additional shares imposed in the resolution or resolutions fixing the terms of any

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                    outstanding series of Preferred Stock theretofore issued
                    pursuant to this Section A and, if subject to additional restrictions, the extent of such additional restrictions; and

                    (i) Generally to fix the other rights, and any qualifications, limitations or restrictions of such rights, of such series; provided, however, that no such rights, qualifications, limitations or restrictions shall be in conflict with this Certificate of Incorporation or any amendment hereof.

          (2) Before any dividends shall be declared or paid or any distribution ordered or made upon the Common Stock (other than a dividend payable in Common Stock), the Corporation shall comply with the dividend and sinking fund provisions, if any, of any resolution or resolutions providing for the issue of any series of Preferred Stock any shares of which shall at the time be outstanding. Subject to the foregoing sentence, the holders of Common Stock shall be entitled, to the exclusion of the holders of Preferred Stock of any and all series, to receive such dividends as from time to time may be declared by the Board of Directors.

          (3) Upon any liquidation, dissolution or winding up of the Corporation, the holders of Preferred Stock of each series shall be entitled to receive the amount to which such holders are entitled as fixed with respect to such series, including all dividends accumulated to the date of final distribution, before any payment or distribution of assets of the Corporation shall be made to or set apart for the holders of Common Stock; and after such payments shall have been made to or set apart for the holders of Common Stock; and after such payments shall have been made in full to the holders of Preferred Stock, the holders of Common Stock shall be entitled to receive any and all assets remaining to be paid or distributed to stockholders and the holders of Preferred Stock shall not be entitled to share therein. For the purposes of this paragraph, the voluntary sales, conveyance, lease, exchange or transfer of all or substantially all the property or assets of the Corporation or a consolidation or merger of the Corporation with one or more other corporation (whether or not the Corporation is the Corporation surviving such consolidation or merger) shall not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary.

          (4) Subject to such limitations (if any) as may be fixed by the Board of Directors with respect to such series of Preferred Stock in accordance with paragraph (1) of this Section A, Preferred Stock of each series may be redeemed at

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          any time in whole or from time to time in part, at the option of the
          Corporation, by vote of the Board of Directors, at the redemption price thereof fixed in accordance with said paragraph (1). If less than all the outstanding shares of Preferred Stock of such series are to be redeemed, the shares to be redeemed shall be determined in such manner as the Board of Directors shall prescribe. At such time or times prior to the date fixed for redemption as the Board of Directors shall determine, written notice shall be mailed to each holder of record of shares to be redeemed, in a postage prepaid envelope addressed to such holder at his address as shown by the records of the Corporation, notifying such holders of the election of the Corporation to redeem such shares and stating the date fixed for the redemption thereof and calling upon such holder to surrender to the Corporation on or after said date, at a place designated in such notice, his certificate or certificates representing the number of shares specified in such notice of redemption. On and after the date fixed in such notice of redemption, each holder of shares of preferred Stock to be redeemed shall present and surrender his certificate or certificates for such shares to the Corporation at the place designated in such notice and thereupon the redemption price of such shares shall be paid to or on the order of the person whose name appears on the records of the Corporation as the holder of the shares designated for redemption. In case less than all the shares represented by any such certificate are redeemed a new certificate shall be issued representing the unredeemed shares. From and after the date fixed in any such notice as the date of redemption (unless default shall be made by the Corporation in payment of the redemption price) all dividends on the shares of Preferred Stock designated for redemption in such notice shall cease to accrue and all rights of the holders thereof as stockholders of the Corporation, other than to receive the redemption price, shall terminate and such shares shall not thereafter be transferred (except with the consent of the Corporation) on the books of the Corporation and such shares shall not be deemed to be outstanding for any purpose whatsoever. At any time after the mailing of any such notice of redemption the Corporation may deposit the redemption price of the shares designated therein for redemption with a bank or trust company in the United States of America, having capital and surplus of at least $25,000,000 in trust for the benefit of the respective holders of the shares designated for redemption but not yet redeemed. From and after the making of such deposit the sole right of the holders of such shares shall be the right either to receive the redemption price of such shares on and after such redemption date, or, in the case of shares having conversion rights, the right to convert the same at any time at or before the earlier of the close of business on such

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          redemption date or such prior date and time at which the right to convert shall have expired; and except for these rights, the shares of Preferred Stock so designated for redemption shall not be deemed to be outstanding for any purpose whatsoever.

          (5) Shares of any series of Preferred Stock which have been redeemed (whether through the operation of a sinking fund or otherwise) or purchased by the Corporation, or which, if convertible, have been converted into shares of stock of the corporation of any other class or classes, may, upon appropriate filing and recording to the extent required by law, have the status of authorized and unissued shares of Preferred Stock and may be reissued as part of such series or of any other series of Preferred Stock, subject to such limitations (if any) as may be fixed by the Board of Directors with respect to such series of Preferred Stock in accordance with paragraph (1) of this Section A.

          B. COMMON STOCK

         (1) Except as otherwise provided by (a) the Board of Directors in fixing the voting rights of any series of the Preferred Stock in accordance with Section A of this Article FOURTH or (b) statute, voting power in the election of directors and for all other purposes shall be vested exclusively in the holders of the Common Stock.

          (2) In the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary after payment shall have been made to the holders of the Preferred Stock of the full amount to which they shall be entitled pursuant to paragraph (3) of Section A of this Article FOURTH, the holders of Common Stock shall be entitled, to the exclusion of the holders of the Preferred Stock of any and all series, to share, ratably according to the number of shares of Common Stock held by them, in all remaining assets of the Corporation available for distribution to its stockholders.

                    All persons who shall acquire stock in this Corporation shall acquire the same subject to the provisions of this Certificate of Incorporation, as amended.

          SECOND: That at the Annual Meeting of Stockholders of the Company, which was duly called and held September 22, 2000 upon notice in accordance with
Section 222 of the General Corporation

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Law of the State of Delaware, at which a quorum was present and acting throughout, said Amendment was approved by the affirmative vote of the number of shares required by law.

          THIRD: That said Amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

          FOURTH: That the capital of the Company will not be reduced under or by reason of said Amendment.

          IN WITNESS WHEREOF, the Company has caused its corporate seal to be affixed hereto and this Certificate to be signed by BRIAN L. HALL, Chairman, President and CEO of the Company, and attested to by JOHN M. CLARK III, Secretary of the Company this 22nd day of September, 2000.

(Corporate Seal)                             NATIONAL SEMICONDUCTOR CORPORATION


                                             BY  //s// BRIAN L. HALLA
                                                 ------------------------------
                                                 BRIAN L. HALLA
                                                 Chairman, President and CEO



ATTEST:


By    //s// JOHN M. CLARK III
  ---------------------------
    JOHN M. CLARK III
    Secretary



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